EXHIBIT 99.1

FOR IMMEDIATE RELEASE	FINAL

Financial Information Press Contact:
Vincent C. Klinges
Chief Financial Officer
American Software, Inc.
(404) 264-5477

American Software Reports Preliminary Second Quarter
of Fiscal Year 2010 Results

Company achieves 35th consecutive quarter of profitability,
Net Earnings increase 188%

ATLANTA (December 3, 2009) American Software, Inc. (NASDAQ: AMSWA) today reported financial results for the second quarter of fiscal year 2010, achieving 35 consecutive quarters of profitability.

GAAP net earnings for the quarter ended October 31, 2009 were $1.4 million or $0.05 per fully diluted share, an increase of 188% over the second quarter of fiscal 2009. Adjusted net earnings for the quarter ended October 31, 2009, were $1.5 million or $0.06 per fully diluted share, a 117% increase compared to $708,000 or $0.03 per fully diluted share for the same period last year.  In both periods, adjusted net earnings excluded stock-based compensation expenses and acquisition-related amortization of intangibles.  Total revenues for the quarter ended October 31, 2009 were $18.7 million, a decrease of 6% from the second quarter of fiscal 2009. Software license fees for the quarter ended October 31, 2009 were $3.6 million, a decrease of 6% from the second quarter of fiscal 2009.  Services and other revenues for the quarter ended October 31, 2009 were $8.2 million, a decrease of 9% from the second quarter of fiscal 2009. Maintenance revenues for the quarter ended October 31, 2009 were $6.9 million, a decrease of 2% from the second quarter of fiscal 2009. Operating earnings for the quarter ended October 31, 2009 were $1.7 million, a decrease of 13% from the second quarter of fiscal 2009.

GAAP net earnings were approximately $2.5 million or $0.10 per fully diluted share for the six months ended October 31, 2009, a 135% increase compared to $1.1 million or $0.04 per fully diluted share for the same period last year.  Adjusted net earnings year to date as of October 31, 2009, which excludes stock-based compensation expenses, acquisition-related amortization of intangibles, stock-based compensation related to the Logility tender offer and expenses related to the Logility tender offer, were $3.6 million or $0.14 per fully diluted share, compared to $1.5 million or $0.06  per fully diluted share for the same period last year, which excluded stock-based compensation expenses and acquisition-related amortization of intangibles. Total revenues for the six months ended October 31, 2009 were $36.6 million,  a decrease of 6% from the comparable period last year.  Software license fees for the six-month period were $7.7 million, representing an 18% increase compared to the same period last year. Services and other revenues were $15.1 million, an 18% decrease compared to the same period last year.  Maintenance revenues were $13.7 million, a 3% decrease from the same period last year.  For the six months ended October 31, 2009, the Company reported operating earnings of approximately $3.2 million, a 3% decrease from the same period last year.

American Software Second Quarter of Fiscal Year 2010 Results	Page 2

The Company is including adjusted net earnings and adjusted net earnings per share in the summary financial information provided with this press release as supplemental information relating to its operating results. This financial information is not in accordance with, or an alternative for, GAAP and may be different from non-GAAP net earnings and non-GAAP per share measures used by other companies. The Company believes that this presentation of adjusted net earnings and adjusted net earnings per share provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations.

The overall financial condition of the Company remains strong, with no debt and with cash and investments of approximately $56.4 million as of October 31, 2009. This is approximately a $14.7 million decrease when compared to April 30, 2009 and was primarily due to the payment of $12.8 million for the shares of Logility not owned by American Software plus other expenses associated with the Logility tender offer.

“The Company delivered its 35th consecutive quarter of profitability and increased net earnings by 188% over the same period last year,” stated James C. Edenfield, president and CEO of American Software. “Despite the difficult global economy, we added 16 new customers and signed license agreements with customers in 9 countries during the quarter,” said Edenfield. “The increased visibility, discipline and efficiency provided by our portfolio of application solutions enable manufacturing, wholesale and specialty retail enterprises the opportunity to significantly improve cash flow, reduce inventory, increase supply chain responsiveness and accelerate the sales and operations planning process,” continued Edenfield.  “As a result, our solutions drive value for our customers in both good and bad economies.”

“Our sustained profitability has continued to allow the Company to provide a tangible benefit to our shareholders with a quarterly dividend as well as a share repurchase program,” stated Edenfield. “On November 17, 2009 our Board of Directors authorized the Company's next quarterly dividend of $0.09 per common share, which is payable on March 5, 2010 to shareholders of record at the close of business on February 19, 2010. During the first half of the current fiscal year, the Company has distributed approximately $4.6 million in dividends to shareholders. ”

American Software Second Quarter of Fiscal Year 2010 Results	Page 3

Additional highlights for the second quarter of fiscal year 2010 include:

•
Notable new and existing customers placing orders with the Company in the second quarter include: Applegate Farms, Crest Electronics, Croda Chemical Europe, Griffith Laboratories Worldwide, ITW Proline, Kids II, Lord Corporation, Royal Australian Mint, Swatfame, The Land of Nod, and Totes Isotoner.

•
During the quarter, software license agreements were signed with customers located in 9 countries including: Australia, New Zealand, Singapore, Sweden, Trinidad, Turkey, the United Arab Emirates, the United Kingdom and the United States.

•
Logility, a wholly-owned subsidiary of the Company, held its Connections 2009 Supply Chain Optimization: Mission Possible Conference at the GA Tech Hotel and Conference Center. Highlights included Logility customers sharing supply chain best practices, future product innovation highlights coming in Logility Voyager Solutions 8.0, and the announcement of the 2009 Logility SAILS Award winners.

•
Logility announced that Sigma Aldrich received its highest customer honor—the 2009 Sailing to New Heights with Logility Award for supply chain excellence. Sigma Aldrich was recognized for implementing Logility Voyager Solutions and improving forecast accuracy, achieving a fulfillment goal of 95% for products with a high degree of demand volatility, reducing inventory via alternate sourcing and excess stock utilization, improving customer service levels, decreasing cash-to-cash cycles and optimizing the entire supply chain.

•
The 2009 Logility Leadership Award winners included customers Clement Pappas, Continental Mills, Lance, Inc., Ste. Michelle Wine Estates and The Heat Group. Each of the award recipients demonstrated success in building collaboration and expanding visibility within their supply chains with the help of Logility Voyager Solutions, resulting in tangible business benefits including inventory reduction, a streamlined sales and operations planning (S&OP) process, increased forecast accuracy, improved manufacturing planning, reduced transportation costs and higher customer service levels.

•
Logility customer Jarden Consumer Solutions, a consumer products company that designs and manufactures a wide variety of household products and owns brands such as Sunbeam, Bionaire and Mr. Coffee, received an Outstanding Achievement award in the Supply Chain category from Consumer Goods Technology magazine. Jarden Consumer Solutions was recognized for excellence in executing improvements in supply and demand planning across a global network of 25 offices with manufacturing facilities in 12 countries.

•
Logility was featured along with Sigma Aldrich in an APICS webcast on inventory management. The widely attended APICS webcast “Inventory Management: Balancing Fast and Slow-Moving Products” focused on how optimal inventory management can reduce inventory investments, avoid stock-outs, minimize obsolete inventory and provide better visibility of procurement and production needs, all while improving customer service. Speakers from Sigma Aldrich and Logility discussed how companies can achieve a competitive advantage by leveraging inventory policies aligned with corporate objectives.

•
Demand Management Inc., a wholly-owned subsidiary of Logility, announced expansion of its international distributor network in India, Asia and North America. With the addition of its offices in Hyderabad and Chennai India and new offices in Canada and Singapore, Demand Management now has nine major international support centers and 42 offices around the world.

•
Demand Management Inc., announced that its customer Paper Island Ltd. increased seasonal sales by 34% through automation of the replenishment process and reduction of stock-outs as a result of implementing Demand Solutions®.

American Software Second Quarter of Fiscal Year 2010 Results	Page 4

•
NGC® (New Generation Computing®), a wholly-owned subsidiary of the Company, announced that it received the highest possible rating of “Strong Positive” in Gartner’s “MarketScope for PLM in Apparel, Footwear and Accessories.” NGC was one of 21 PLM (Product Lifecycle Management) vendors evaluated during 2009 by the leading industry analyst firm.

•
NGC announced that Caché, a nationwide specialty retailer of sophisticated women’s sportswear and dresses, has selected NGC’s e-PLM® and e-SPS® software. Caché will implement NGC’s PLM and global sourcing solution as its strategic platform to improve speed to market, collaboration and efficiency throughout the retailer’s product development and production process.

•
NGC was a featured presenter at a seminar from the American Apparel and Footwear Association on “Moving Beyond the Consumer Product Safety Improvement Act (CPSIA),” on Oct. 29 in New York City. The seminar focused on issues faced by the apparel and footwear industry to effectively comply with the CPSIA, as well as state legislation such as California’s Proposition 65 and new requirements from retailers and brands.

About American Software, Inc.

Headquartered in Atlanta, American Software develops, markets and supports one of the industry's most comprehensive offerings of integrated business applications, including supply chain management, Internet commerce, financial, warehouse management and manufacturing solutions. e-Intelliprise™ is an ERP/supply chain management suite, which leverages Internet connectivity and includes multiple manufacturing methodologies. Logility, Inc., a wholly-owned subsidiary of American Software, is a leading provider of collaborative supply chain solutions that help small, medium, large and Fortune 1000 companies realize substantial bottom-line results in record time with its Logility Voyager Solutions™ and Demand Solutions® product suites. Logility is proud to serve such customers as Arch Chemicals, Avery Dennison Corporation, BP (British Petroleum), McCain Foods, Pernod Ricard and Sigma Aldrich. New Generation Computing Inc. (NGC), a wholly-owned subsidiary of American Software, is a leading provider of PLM, Global Sourcing and ERP solutions for fashion, apparel, footwear and retail.  Headquartered in Miami, NGC’s global customers include VF Corporation, A|X Armani Exchange, Carter’s, Maggy London, R.G. Barry, Hugo Boss, Dick’s Sporting Goods, Isda & Co., Tristan America, Parigi Group and many others. For more information on the Company, contact: American Software, 470 East Paces Ferry Rd., Atlanta, GA 30305; (800) 726-2946 or (404) 261-4381. FAX: (404) 264-5206. INTERNET: www.amsoftware.com or e-mail: askasi@amsoftware.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties.  There are a number of factors that could cause actual results to differ materially from those anticipated by statements made herein.  These factors include, but are not limited to, changes in general economic conditions, technology and the market for the Company's products and services, including economic conditions within the e-commerce markets; the timely availability and market acceptance of these products and services; the Company’s ability to satisfy in a timely manner all SEC required filings and the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations adopted under that Section; the challenges and risks associated with integration of acquired product lines and companies; the effect of competitive products and pricing; the uncertainty of the viability and effectiveness of strategic alliances; and the irregular pattern of the Company's revenues.  For further information about risks the Company could experience as well as other information, please refer to the Company's Form 10-K for the year ended April 30, 2009 and other reports and documents subsequently filed with the Securities and Exchange Commission.  For more information, contact:  Vincent C. Klinges, Chief Financial Officer, American Software, Inc., (404) 264-5477 or fax:  (404) 237-8868.

American Software Second Quarter of Fiscal Year 2010 Results	Page 5

e-Intelliprise is a trademark of American Software, Logility is a registered trademark and Logility Voyager Solutions is a trademark of Logility, Demand Solutions is a registered trademark of Demand Management, and NGC and  New Generation Computing are registered trademarks and REDHORSE is a trademark of New Generation Computing. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.

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American Software Second Quarter of Fiscal 2010 Results

AMERICAN SOFTWARE, INC.
Consolidated Statements of Operations Information
(In thousands, except per share data)
(Unaudited)

	Second Quarter Ended			Six Months Ended
	October 31,			October 31,
			Pct			Pct
	2009	2008	Chg.	2009	2008	Chg.
Revenues:
License	$3,579	$3,794	(6)%	$7,723	$6,536	18%
Services & other	8,223	9,012	(9)%	15,096	18,343	(18)%
Maintenance	6,917	7,042	(2)%	13,734	14,167	(3)%
Total Revenues	18,719	19,848	(6)%	36,553	39,046	(6)%

Cost of Revenues:
License	947	1,518	(38)%	1,803	2,806	(36)%
Services & other	5,682	6,290	(10)%	10,306	12,298	(16)%
Maintenance	1,839	1,808	2%	3,550	3,622	(2)%
Total Cost of Revenues	8,468	9,616	(12)%	15,659	18,726	(16)%
Gross Margin	10,251	10,232	0%	20,894	20,320	3%
Operating expenses:
Research and development	2,308	2,358	(2)%	4,537	4,694	(3)%
Less: capitalized development	(606)	(516)	17%	(1,165)	(1,023)	14%
Sales and marketing	3,829	3,472	10%	7,529	7,268	4%
General and administrative	2,875	2,780	3%	6,696	5,875	14%
Provision/(Recovery) of doubtful accounts	22	54	(59)%	(298)	54	nm
Acquisition related amortization of intangibles	87	87	0%	175	174	1%
Stock option compensation charge related to the Logility tender offer	-	-	nm	230	-	nm

Total Operating Expenses	8,515	8,235	3%	17,704	17,042	4%
Operating Earnings	1,736	1,997	(13)%	3,190	3,278	(3)%
Interest Income (Expense) & Other, Net	401	(1,187)	nm	1,019	(1,323)	nm
Earnings Before Income Taxes and Noncontrolling Interest	2,137	810	164%	4,209	1,955	115%
Income Tax Expense	784	152	416%	1,585	600	164%
Net Earnings	$1,353	$658	106%	$2,624	$1,355	94%
Noncontrolling Interest Expense	-	188	nm	90	275	(67)%
Net Earnings attributable to American Software, Inc.	$1,353	$470	188%	$2,534	$1,080	135%
Earnings per common share: (1)
Basic	$0.05	$0.02	150%	$0.10	$0.04	150%
Diluted	$0.05	$0.02	150%	$0.10	$0.04	150%

Weighted average number of common shares outstanding:
Basic	25,324	25,357		25,313	25,375
Diluted	26,003	25,860		25,857	25,931

Reconciliation of Adjusted Net Earnings:
Net Earnings	$1,353	$470		$2,534	$1,080
Acquisition-related amortization of intangibles (2)	55	71		109	121
Stock-based compensation (2)	130	167		242	290
Stock option compensation charge related to the Logility tender offer (2)	-	-		141	-
Expenses related to the Logility tender offer (3)	-	-		543	-
Adjusted Net Earnings	$1,538	$708	117%	$3,569	$1,491	139%

Adjusted Net Earnings per Diluted Share	$0.06	$0.03	100%	$0.14	$0.06	133%

(1) - Basic per share amounts are the same for Class A and Class B shares. Diluted per share amounts for Class A shares are shown above. Diluted per share for Class B share amounts under the two-class method are $0.05 and $0.02 for the three months ended October 31, 2009 and 2008, respectively, and $0.10 and $0.04 for the six months ended October 31, 2009 and 2008, respectively.

(2) - Tax affected using the effective tax rate for the three and six month period ended October 31, 2009 and 2008.

(3) - Not tax affected due to no tax deduction recorded on these expenses nm- not meaningful

American Software Second Quarter of Fiscal 2010 Results

AMERICAN SOFTWARE, INC.
Consolidated Balance Sheet Information
(In thousands)
(Unaudited)

	October 31,	April 30,
	2009	2009

Cash and Short-term Investments	$41,533	$54,000
Accounts Receivable:
Billed	9,098	10,234
Unbilled	2,766	2,995
Total Accounts Receivable, net	11,864	13,229
Prepaids & Other	2,992	2,886
Deferred Tax Asset	280	246
Current Assets	56,669	70,361

Investments - Non-current	14,822	17,094

PP&E, net	6,936	7,189
Capitalized Software, net	5,745	4,859
Goodwill	11,709	11,709
Other Intangibles, net	719	950
Other Non-current Assets	118	157
Total Assets	$96,718	$112,319

Accounts Payable	$1,112	$822
Accrued Compensation and Related costs	2,133	2,374
Dividend Payable	2,281	2,277
Other Current Liabilities	2,699	3,355
Deferred Revenues	14,153	16,101
Current Liabilities	22,378	24,929

Deferred Tax Liability - long term	1,163	1,163

American Software's Shareholders' Equity	73,177	79,839
Noncontrolling Interest in subsidiary	-	6,388
Total Shareholders' Equity	73,177	86,227

Total Liabilities & Shareholders' Equity	$96,718	$112,319